UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDMENT TO THE PROXY STATEMENT DATED DECEMBER 30, 2024
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 13, 2025
The following information amends and replaces certain disclosures in the definitive proxy statement of Varex Imaging Corporation (the “Company”) filed with the U.S. Securities and Exchange Commission on December 30, 2024 (the “Proxy Statement”) and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2025 Annual Meeting of Stockholders of the Company, to be held as a virtual meeting conducted via a live audio webcast at www.virtualshareholdermeeting.com/VREX2025 on February 13, 2025 commencing at 4:30 p.m. Mountain Time, and any adjournment or postponement thereof (the “Annual Meeting”).
The Company is filing this Amendment No. 1 to the Proxy Statement (this “Amendment”) to clarify the treatment of broker non-votes with respect to Proposal 5 regarding the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for officer exculpation to the extent permitted under Delaware law.
Q: What are abstentions and broker non-votes and how do they affect voting?
The text below amends and replaces, in its entirety, the answer given under the question “Q: What are abstentions and broker non-votes and how do they affect voting?” on page 6 of the Proxy Statement:
A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors but are included in the shares entitled to vote on Proposals Two through Six. On Proposals Two through Six abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non- routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum but will have no effect on the proposal because they are not “entitled to vote” on the matter, with the exception that a broker non-vote will have the effect of a vote against Proposal Five. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

Except as described above, this Amendment does not modify, amend, supplement, revise, replace, update or otherwise affect any of the other disclosures in the Proxy Statement, which continues to speak as of December 30, 2024. This Amendment does not provide all of the information that is important to your voting decisions at the Annual Meeting and should be read in conjunction with the Proxy Statement, which contains other important information. From and after the date of this Amendment, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the paragraph under the question “Q: How do I vote and how do I revoke my proxy?” on page 5 of the Proxy Statement for instructions on how to do so.